Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 40 to Registration Statement No. 2-59311 of CMA® Money Fund on Form N-1A of our reports dated May 22, 2006, relating to the financial statements and financial highlights of each of the Funds and each of the Trusts listed below, appearing in the corresponding Annual Reports on Form N-CSR of each Fund and of each Trust, for the year ended March 31, 2006, and to the references to us under the heading “Financial Highlights” of CMA® Money Fund, CMA® Government Securities Fund, and CMA® Treasury Fund in the Prospectus, which is part of such Registration Statement.

Name

CMA® Money Fund
Master Money Trust

CMA® Government Securities Fund
Master Government Securities Trust

CMA® Treasury Fund
Master Treasury Trust

/s/ Deloitte & Touche LLP

Princeton, New Jersey
July 20, 2006